UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 3, 2011

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement.

On December 31, 2010, Deep Down, Inc., a Nevada corporation (“Deep Down”) and Cuming Flotation Technologies, LLC, a Delaware limited liability company (“CFT”) entered into a Management Services Agreement, to be effective as of January 1, 2011, by and among Deep Down and CFT (the “Management Services Agreement”), pursuant to which Deep Down will provide CFT with the services of certain of its officers and management personnel.

On March 3, 2011, Deep Down entered into Amendment No. 1 to the Management Services Agreement (the “First Amendment”), dated effective as of March 1, 2011.  The key purposes of entering into the First Amendment are to (i) alter the minimum monthly fee to be paid to Deep Down by CFT due partly to a change in the staffing levels for services and personnel provided by Deep Down to CFT, (ii) modify the procedures for requesting and agreeing on additional services, and (iii) amend the invoicing and payment procedures for such services.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits

10.1*  First Amendment to Management Services Agreement, dated effective as of March 1, 2011, by and among Deep Down, Inc. and Cuming Flotation Technologies, LLC.

* Filed or furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEEP DOWN, INC.

Date: March 8, 2011	By:	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer

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